EXHIBIT 10.40
FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
     THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 16th day of December, 2005, by and between SiliconValley Bank (“Bank”) and Xata Corporation, a Minnesota corporation (“Borrower”) whose address is 151 E. Cliff Road, Suite 10, Burnsville, MN 55337.
Recitals
     A. Bank and Borrower have entered into that certain Loan and SecurityAgreement dated as of December 17, 2004 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
     B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
     C. Borrower has requested that Bank amend the Loan Agreement to (1) reset the Quick Ratio (Adjusted) financial covenant, (2) incorporate a cash management services sublimit and letters of credit sublimit, (3) increase the amount of the Committed Revolving Line, and (4) make certain other revisions to the Loan Agreement as more fully set forth herein.
     D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
     Now, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
     2. Amendments to Loan Agreement.
          2.1 Section 2.1.1 (Revolving Advances). Section 2.1.1 (a) is amended in its entirety and replaced with the following:
     (a) Bank will make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the Cash Management Services Sublimit. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement

          2.2 Section 2.1.2 (Letter of Credit Sublimit). Section 2.1.2 entitled “Letters of Credit Sublimit” is hereby incorporated to read as follows:
     Bank will issue or have issued Letters of Credit for Borrower’s account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of the Advances; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed $500,000. Borrower’s Letter of Credit reimbursement obligation will be secured by unencumbered cash on terms acceptable to Bank at any time upon the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.
          2.3 Section 2.1.3 (Cash Management Services Sublimit). Section 2.1.3 entitled “Cash Management Services Sublimit” is hereby incorporated to read as follows:
     Borrower may use up to $500,000 for Bank’s cash management services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the “Cash Management Services Sublimit”). All amounts Bank pays for any Cash Management Services Sublimit will be treated as Advances under the Committed Revolving Line.
          2.4 Section 2.2 (Overadvances). Section 2.2 is hereby amended in it entirety and replaced with the following:
     If Borrower’s Obligations under Sections 2.1.1, 2.1.2 and 2.1.3 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay Bank the excess.
          2.5 Section 2.3 (Interest Rate, Payments). Section 2.3(a) is hereby amended in its entirety and replaced with the following:
     (a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate equal to the Prime Rate; provided, however, if Borrower submits a Compliance Certificate to Bank indicating that Borrower’s Quick Ratio (Adjusted) financial covenant has dropped below 1.50 to 1.00 (the “AQR Trigger”), then effective as of the first day of the month following Bank’s receipt of the Compliance Certificate, Advances will accrue interest on the outstanding principal balance at a per annum rate equal to the Prime Rate plus one half of one percentage point (0.50%). If Borrower is late in submitting its Compliance Certificate to Bank and the AQR Trigger is below 1.50 to 1.00, then the interest rate change will be effective retroactively to the first of the month following the date the Compliance Certificate is due to Bank. If Borrower is late in submitting its Compliance Certificate to Bank and Borrower’s AQR Trigger is above 1.50 to 1.00, then the interest rate change will be effective five (5) Business Days after Bank’s receipt of the Compliance Certificate. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year fro the actual number of days elapsed.
          2.6 Section 2.4 (Fees). Section 2.4(a) and Section 2.4(c) are hereby amended in their entirety and replaced with the following:
     (a) Unused Line Fee. A commitment fee equal to 0.50 of 1 percent per annum of the average unused portion of the Committed Revolving Line is payable to Bank in quarterly installments on the 5th day of each month following each fiscal quarter.
     (c) Early Termination Fee. If Borrower terminates the Committed Revolving Line prior to December 15, 2006, a fully earned, non- refundable early termination fee equal to 1% of the Committed Revolving Line; or if Borrower terminates the Committed Revolving Line prior to December 15, 2007, a fully earned, non-refundable early termination fee equal to 0.50% of the Committed Revolving Line
          2.7 Section 2.4 (Fees). Section 2.4(d) is hereby incorporated to read as follows:
     (d) Collateral Handling Fee. A collateral handling fee of $750 shall be payable to Bank on the last day of each month.
          2.8 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(e) is hereby incorporated to read as follows:
     (e) Prior to Borrower’s fiscal year end, Borrower will deliver to Bank Borrower’s Board of Director approved projection report for the following fiscal year.
          2.9 Section 6.7 (Financial Covenants). Section 6.7 is hereby amended in its entirety and replaced with the following:
     Borrower will maintain as of the last day of each month:
     Quick Ratio (Adjusted). A ratio of Borrower’s unrestricted cash and cash equivalents held at Bank plus Accounts to Current Liabilities minus Deferred Revenue of at least 1.00 to 1.00.

          2.10 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended and/or incorporated in their entirety and replaced with the following:
     “Borrowing Base” is (i) 75% of Eligible Accounts, plus (ii) 50% of Borrower’s unrestricted cash, plus (iii) the lesser of 25% of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value) or $750,000 but at no time greater than 25% of the aggregate Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may lower the percentage of the Borrowing Base after performing an audit of Borrower’s Collateral.
     “Cash Management Services Sublimit” is defined in Section 2.1.3.
     “Committed Revolving Line” is an Advance or Advances in an aggregate amount of up to $5,000,000.
     Sub-letter (d) of the defined term “Eligible Accounts”:
     (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing except for those certain Accounts on a case by case basis, for which the percentage may be up to 60%;
     “Eligible Inventory” is Borrower’s Inventory located at its principal place of business (or any location permitted under Section 7.2) that complies with representations and warranties in Section 5.2, but may not include used, returned, obsolete, consigned, work in progress, demonstrative or custom inventory, supplies, packing or shipping materials, but may include raw materials.
     “Letters of Credit” means a standby letter of credit issued by Bank or another financial institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.2.
     “Revolving Maturity Date” is December 15, 2007.
     3. Limitation of Amendments.
          3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which

Bank may now have or may have in the future under or in connection with any Loan Document.
          3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
     4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
          4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
          4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
          4.3 The organizational documents of Borrower delivered to Bank on December 17, 2004 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
          4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
          4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
          4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
          4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     6. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.
     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER

Silicon Valley Bank	Xata Corporation

By:	By:

Name:	Name:

Title:	Title:

EXHIBIT D
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK

FROM:	XATA CORPORATION
     The undersigned authorized officer of Xata Corporation (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                                          with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. In addition, the undersigned authorized officer of Borrower certifies that Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements + CC	Monthly within 30 days	Yes	No
Annual (Audited)	FYE within 120 days	Yes	No
A/R & A/P Agings	Monthly within 30 days	Yes	No
Borrowing Base Certificate	Monthly within 30 days	Yes	No
Board Approval Projections	Prior to fiscal year end	Yes	No

Financial Covenant	Required	Actual	Complies
Maintain on a monthly basis:
Minimum Quick Ratio (Adjusted)	1.00:1.00*	:1.00	Yes	No

*	A ratio of Borrower’s unrestricted cash and cash equivalents held at Bank plus Accounts to Current Liabilities minus Deferred Revenue of at least 1.00 to 1.00.
Borrower only has deposit accounts located at the following institutions:                                         .
Has Borrower filed any new Trademark, Patent or Copyright applications?                                 Yes/No
(If “yes”, please list below and complete the attached Addendum to Intellectual Property Security Agreement)
Trademarks:
Patents:
Copyrights:

Comments Regarding Exceptions: See Attached.

Sincerely,

Xata Corporation

signature

title

date

BANK USE ONLY

Received By:
AUTHORIZED SIGNER

Date:

Verified:

AUTHORIZED SIGNER

Date:

Compliance Status:		Yes	No

EXHIBIT C
BORROWING BASE CERTIFICATE
COLLATERAL SCHEDULE

Borrower:	Xata Corporation	Bank:	Silicon Valley Bank
	151 E. Cliff Road, Suite 10		3003 Tasman Drive
	Burnsville, MN 55337		Santa Clara, CA 95054

Commitment Amount: $5,000,000

ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of		$
2.	Additions (please explain on reverse)		$
3.	TOTAL ACCOUNTS RECEIVABLE		$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days due
5.	Balance of 50% over 90 day accounts	$
6.	Credit Balances over 90 days	$
7.	Excess 25% Concentration Limit*	$
8.	Foreign Accounts	$
9.	Governmental Accounts	$
10.	Contra Accounts	$
11.	Promotion or Demo Accounts	$
12.	Intercompany/Employee Accounts	$
13.	Other (please explain on reverse)	$
14.	TOTAL ACCOUNTS RECEIVABLE DEDUCTION		$
15.	Eligible Accounts (#3 minus # 14)		$
16.	LOAN VALUE OF ACCOUNTS (75% of #15 + 50% of unrestricted cash)		$
*60% on a case by case basis

INVENTORY
17.	Inventory Value as of	$

INVENTORY DEDUCTIONS
18.	Obsolete Inventory	$
19.	Any Demo Inventory	$
20.	Inventory sold on consignment	$
21.	Inventory with offsetting claims	$
22.	Work in process	$
23.	Other (please explain on reverse)	$
24.	TOTAL INVENTORY DEDUCTIONS		$
25.	Eligible Inventory (# 17 minus #24)		$
26.	LOAN VALUE OF INVENTORY (lesser of 25% of #25 or $750,000, not to exceed 25% of #15)		$

BALANCES
27.	Maximum Loan Amount		$
28.	Total Funds Available Lesser of #27 or [#16 plus 26]		$
29.	Present balance owing on Line of Credit	$
30.	Outstanding under Sublimits (LC)	$
31.	RESERVE POSITION (#28 minus #29 and #30)		$

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.
COMMENTS:
XATA CORPORATION

By:
Authorized Singer

BANK USE ONLY

Rec’d By:
Auth. Singer

Date:

Verified:

Auth. Singer

Date: